SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (this “Agreement") is entered into as of April 20, 2010 by and between Crown Auto Holdings, Inc., a Nevada corporation (“CAHI”), on the one hand, and Crown Auto, Inc., a Utah corporation (“Crown"), and the shareholders of Crown identified on the signature page hereof (the “Shareholders”), on the other hand.

RECITALS

WHEREAS, the Shareholders are the owners of 100% of the issued and outstanding shares of common stock of Crown as set forth in Exhibit A (the "Crown Shares");

WHEREAS, CAHI desires to purchase from the Shareholders and the Shareholders desire to sell to CAHI, all the Crown Shares in accordance with the provisions of this Agreement.

NOW, THEREFORE, in consideration of the premises and respective mutual agreements, covenants, representations and warranties contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

AGREEMENTS

1.           Purchase and Sale. At the Closing, subject to terms and conditions contained in this Agreement, and on the basis of the representations, warranties and agreements herein contained, the Shareholders shall sell to CAHI, and CAHI shall purchase from the Shareholders, the Crown Shares.

2.           Purchase Price. As consideration for the purchase of the Crown Shares, CAHI shall issue to the Shareholders, as set forth in Exhibit A, a total of five million (5,000,000) shares of CAHI common stock (the "CAHI Shares").

3.           Closing. The closing of the sale and purchase of the Crown Shares (the “Closing") shall take place on April 20, 2010 at Newport Beach, or at such other date, time and place as may be agreed upon in writing by the parties hereto, but not later than April 30, 2010 (the "Termination Date"). The date of the Closing is sometimes herein referred to as the "Closing Date."

3.1.           Items to be Delivered Immediately Prior to or at Closing. At the Closing:

A.           The Shareholders shall deliver to CAHI:

(i)
the Crown Shares, fully paid and non-assessable and subject to no liens, security interests, pledges, encumbrances, charges, restrictions, demands or claims in any other party whatsoever, except as set forth in the legend on the certificate(s), which legend shall provide substantially as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT”'), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF FOR A PERIOD OF ONE YEAR FROM THEISSUANCE THEREOF EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS OR (ii) UPON THE EXPRESS WRITTEN AGREEMENT OF THE COMPANY AND COMPLIANCE, TO THE EXTENT APPLICABLE, WITH RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES).

B.           CAHI shall deliver to the Shareholders:

(i)
the CAHI Shares, in amounts and issued as set forth in Exhibit A, fully paid and non-assessable and subject to no liens, security interests, pledges, encumbrances, charges, restrictions, demands or claims in any other party whatsoever, except as set forth in the legend on the certificate(s) asset forth in Section3.1(A).

C.           CAHI shall deliver to Crown:

(i)	written confirmation of the approval of the herein described transactions by CAHI's Board of Directors;

(ii)	an officers certificate, executed by the President and Secretary of CAHI, in the form attached hereto as Exhibit B;

           D.           Crown shall deliver to CAHI:

(i)	written confirmation of the approval of the herein described transactions by CAHI's Board of Directors;

(ii)	an officers certificate, executed by the President and Secretary of Crown, in the form attached hereto as Exhibit C;

4.           Representations and Warranties of Crown. To induce CAHI to enter into this Agreement and to consummate the transactions contemplated hereby, Crown represents and warrants as of the date hereof and as of the Closing, as follows:

4.1.           Corporate Status. Crown is a corporation duly organized, validly existing and in good standing under the Laws of the State of Utah and is qualified to do business in any jurisdiction where it is required to be so qualified. The articles and bylaws of Crown that have been delivered to CAHI as of the date hereof are current, correct and complete.

4.2.           Authorization. Crown has the requisite power and authority to execute and deliver this Agreement and to perform the transactions hereunder. This Agreement, and all of the exhibits attached hereto, constitutes the legal, valid and binding obligation of Crown.

4.3.           Consents and Approvals. Except for the filings, permits, authorizations, consents and approvals under federal and/or state securities laws, and applicable stock exchange regulations which may be applicable, neither the execution and delivery by Crown of this Agreement, nor the performance by it of the transactions contemplated hereby, require any filing, consent or approval.

4.4.           Intentionally Omitted.

4.5.           Books and Records. Crown keeps its books, records and accounts (including, without limitation, those kept for financial reporting purposes and for tax purposes) in accordance with good business practice and in sufficient detail to reflect the transactions and dispositions of their assets, liabilities and equities. The minute books of Crown contain records of their shareholders' and directors' meetings and of action taken by such shareholders and directors.  The meetings of directors and shareholders referred to in such minute books were duly called and held, and the resolutions appearing in such minute books were duly appointed. The signatures appearing on all documents contained in such minute books are the true signatures of the persons purporting to have signed the same.

4.6.           Financial Statements: Contracts. Attached hereto as Exhibit D are the financial statements for Crown. Attached hereto as Exhibit E is a list of all contracts to which Crown is a party or obligated as of the Closing Date, and Crown hereby represents and warrants that there are no other material contracts or agreements in existence as of the Closing Date.

4.7.           Taxes.

A.           All taxes, assessments, fees, penalties, interest and other governmental charges with respect to Crown which have become due and payable on the date hereof have been paid in full or adequately reserved against by Crown, (including without limitation, income, property, sales, use, franchise, capital stock, excise, added value, employees' income withholding, social security and unemployment taxes), and all interest and penalties thereon with respect to the periods then ended and for all periods thereto;

B.           There are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment of any tax or deficiency against Crown, nor are there any actions, suits, proceedings, investigations or claims now pending against Crown, nor are there any actions, suits, proceedings, investigations or claims now pending against Crown in respect of any tax or assessment, or any matters under discussion with any federal, state, local or foreign authority relating to any taxes or assessments, or any claims for additional taxes or assessments asserted by any such authority, and there is no basis for the assertion of any additional taxes or assessments against Crown; and

C.           The consummation of the transactions contemplated by this
Agreement will not result in the imposition of any additional taxes on or assessments against Crown.

4.8           Subsidiaries. Crown does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, limited liability company, trust, joint venture or other legal entity.

4.9.           Legal Proceedings and Compliance with Law. There is no litigation that is pending or, to Crown's knowledge, threatened against Crown. To Crown's knowledge, there has been no default under any laws applicable to Crown, Crown has not received any notices from any governmental entity regarding any alleged defaults under any laws, and there has been no default with respect to any court order applicable to Crown.

4.10           Intellectual Property. Crown has good and valid title to and ownership of all intellectual property (defined herein as trademarks, trade names or copyrights, patents, domestic or foreign, collectively the "Intellectual Property") necessary for its business and operations (as now conducted and as proposed to be conducted). Other than as set forth in Exhibit E, there are no outstanding options, licenses or agreements of any kind to which Crown is a party or by which it is bound relating to any Intellectual Property, whether owned by Crown or another person. To the knowledge of Crown, the business of Crown as formerly and presently conducted did not and does not conflict with or infringe upon any Intellectual Property right owned or claimed by another.

4.11.           Finder's Fees. Other than as set forth in a contract disclosed in Exhibit E. no person retained by Crown is or will be entitled to any commission or finder's or similar fee in connection with the transactions contemplated by this Agreement.

4.12.           Accuracy of Information. To Crown's knowledge, no representation or warranty by Crown made herein contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein not misleading in light of the circumstances under which such statements were made;

5.           Representations and Warranties of CAHI. To induce Crown and the Shareholders to enter into this Agreement and to consummate the transactions contemplated hereby, CAHI represents and warrants as of the date hereof and as of the Closing, as follows:

5.1.           Corporate Status. CAHI is a corporation duly organized, validly existing and in good standing under the Laws of the State of Nevada and is qualified to do business in any jurisdiction where it is required to be so qualified. The articles and bylaws of CAHI that have been delivered to Crown as of the date hereof are current, correct and complete.
5.2.           Authorization. CAHI has the requisite power and authority to execute and deliver this Agreement and to perform the transactions hereunder. This Agreement and all of the exhibits attached hereto, constitutes the legal, valid and binding obligation of CAHI.

5.3.           Consents and Approvals. Except for the filings, permits, authorizations, consents and approvals under federal and/or state securities laws, and applicable stock exchange regulations which maybe applicable, neither the execution and delivery by CAHI of this Agreement, nor the performance by it of the transactions contemplated hereby require any filing, consent or approval.

5.4.           Capitalization. The authorized capital stock of CAHI consists of ninety million (90,000,000) shares of common stock, par value $.001, and ten million (10,000,000) shares of preferred stock, par value $.001, of which zero (0) restricted shares are issued and outstanding.

5.5.           Books and Records. CAHI keeps its books, records and accounts (including, without limitation, those kept for financial reporting purposes and for tax purposes) in accordance with good business practice and in sufficient detail to reflect the transactions and dispositions of their assets, liabilities and equities. The minute books of CAHI contain records of their shareholders' and directors' meetings and of action taken by such shareholders and directors. The meetings of directors and shareholders referred to in such minute books were duly called and held, and the resolutions appearing in such minute books were duly adopted. The signatures appearing on all documents contained in such minute books are the true signatures of the persons purporting to have signed the same.

5.6.           Contracts. Attached hereto as Exhibit F is a list of all contracts to which CAHI is a party or obligated as of the Closing Date, and CAHI hereby represents and warrants that there are no other material contracts or agreements in existence as of the Closing Date.

5.7.           Taxes.

A.           All taxes, assessments,. fees, penalties, interest and other governmental charges with respect to MDME which have become due and payable on the date hereof have been paid in full or adequately reserved against by CAHI (including without limitation, income, property, sales, use, franchise, capital stock, excise, added value, employees' income withholding, social security and unemployment taxes) and all interest and penalties thereon with respect to the periods then ended and for all periods thereto;

B;           There are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment of any tax or deficiency against CAHI. nor are there any actions, suits, proceedings, investigations or claims now pending against CAHI, nor are there any actions, suits, proceedings, investigations or claims. now pending against CAHI in respect of any tax or assessment, or any matters under discussion with any federal, state, local or foreign authority relating to any taxes or assessments, or any claims for additional taxes or assessments asserted by any such authority, and there is no basis for the assertion of any additional taxes or assessments against CAHI ; and

C.           The consummation of the transactions contemplated by this Agreement will not result in the imposition of any additional taxes on or assessments against CAHI.

5.8.           Subsidiaries. CAHI does not own, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, limited liability company, trust, joint venture or other legal entity.

5.9.           Legal Proceedings and Compliance with Law. There is no litigation that is pending or, to CAHI's knowledge, threatened against CAHI. To CAHI's knowledge, there has been no default under any laws applicable to CAHI, CAHI has not received any notices from any governmental entity regarding any alleged defaults under any laws, and there has been no default with respect to any court order applicable to CAHI.

5.10.           Intellectual Property. CAHI has good and valid title to and ownership of all Intellectual Property necessary for its business and operations (as now conducted and as proposed to be conducted). Other than as set forth in Exhibit F, there are no outstanding options, licenses or agreements of any kind to which CAHI is a party or by which it is bound relating to any Intellectual Property, whether owned by CAHI or another person.  To the knowledge of CAHI, the business of CAHI as formerly and presently conducted did not and does not conflict with or infringe upon any Intellectual Property right owned or claimed by another.

5.11.           Finder's Fees. Other than as set forth in a contract disclosed in Exhibit F, no person retained by CAHI is or will be entitled to any commission or finder's or similar fee in connection with the transactions contemplated by this Agreement.

5.12. Accuracy of Information. To CAHI’s knowledge, no representation or warranty by CAHI made herein contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein not misleading in light of the circumstances under which such statements were made.

6.           Covenants of Crown. To induce CAHI to enter into this Agreement and to consummate the transactions contemplated hereby, and without limiting any covenant, agreement, representation or warranty made, Crown covenants and agrees as follows:

6.1.           Conduct of the Business. Except as contemplated or otherwise consented to by CAHI in writing, after the date of this Agreement and until the date of Closing, Crown shall carry on its business in the ordinary course.

6.2.           Access to Information. From the date of this Agreement to the Closing Date, Crown shall give to CAHI and its officers, employees, counsel, accountants and other representatives access to and the right to inspect, during normal business hours, all of the assets, records, contracts and other documents relating to Crown as the other party may reasonably request.  CAHI shall not use such information for purposes other than in connection with the transactions contemplated by this Agreement and shall otherwise hold such information in confidence until such time as such information otherwise becomes publicly available and will sign such standard and customary non-disclosure agreements as are reasonably requested by Crown.

6.3.           No Solicitation. From and after the date hereof until the Termination Date, Crown will not, and will not authorize or permit any Crown representatives to, directly or indirectly, solicit or initiate (including by way of furnishing information) or take any other action to facilitate knowingly any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to an acquisition proposal from any person, or engage in any discussion or negotiations relating thereto or accept any acquisition proposal.

6.4.           Delivery of Financial Statements. Crown will use its best efforts to deliver to CAHI financial statements as of December 31, 2009 and 2008, and any interim period, within a reasonable period of time.

7.           Covenants of CAHI. To induce Crown and the Shareholders to enter into this Agreement and to consummate the transactions contemplated hereby, and without limiting any covenant, agreement, representation or warranty made, CAHI covenants and agrees as follows:

7.1.           Conduct of the Business. Except as contemplated or otherwise consented to by Crown in writing, after the date of this Agreement and until the date of Closing, CAHI shall carryon its business in the ordinary course.

7.2.           Access to Information. From the date of this Agreement to the Closing Date, CAHI shall give to Crown and the Shareholders, and each of their officers, employees, counsel, accountants and other representatives access to and the right to inspect during normal business hours, all of the assets, records, contracts and other documents relating to CAHI as the other party may reasonably request. Crown and the Shareholders shall not use such information for purposes other than in connection with the transactions contemplated by this Agreement and shall otherwise hold such information in confidence until such time as such information otherwise becomes publicly available and will sign such standard and customary non-disclosure agreements as are reasonably requested by CAHI.

7.3.           No Solicitation. From and after the date hereof until the Termination Date, CAHI will not, and will not authorize or permit any CAHI representatives to, directly or indirectly, solicit or initiate (including by way of furnishing information) or take any other action to facilitate knowingly any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to an acquisition proposal from any person, or engage in any discussion or negotiations relating thereto or accept any acquisition proposal.

8.           Mutual Covenants. Without limiting any covenant, agreement, representation or warranty made, each of the parties covenants and agrees as follows:

8.1.           Fulfillment of Closing Conditions. At and prior to the Closing, each party shall use commercially reasonable efforts to fulfill, and to cause each other to fulfill, the conditions specified in this Agreement to the extent that the fulfillment of such conditions is within its or his control.

8.2.           Disclosure of Certain Matters.  Crown on the one hand, and CAHI, on the other hand, shall give CAHI and Crown, respectively, .prompt notice of any event or development that occurs that (a) had it existed or been known on the date hereof would have been required to be disclosed by such party under this Agreement, (b) would cause any of the representations and warranties of such party contained herein to be inaccurate or otherwise misleading, except as contemplated by the terms hereof, or (c) gives any such party any reason to believe that any of the conditions set forth in this Agreement will not be satisfied prior to the Termination Date.

8.3.           Public Announcements. Crown and CAHI shall consult with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby and, except as maybe required by applicable law, neither party shall issue any such press release or make any such public statement without the consent of the other parties hereto.

8.4.           Confidentiality. If the transactions contemplated hereby are not consummated, each party shall treat all information obtained in its investigation of the other party or any affiliate thereof, and not otherwise known to them or already in the public domain, as confidential and shall not use or otherwise disclose such information to any third party and shall return to such other party or affiliate all copies made by it or its representatives of confidential information provided by such other party or affiliate.

9.           Conditions Precedent. This Agreement, and the transactions contemplated hereby, shall be subject to the following conditions precedent:

9.1.           The obligations of Crown and the Shareholders to deliver the Crown Common Shares and to satisfy their other obligations hereunder shall be subject to the fulfillment (or waiver by Crown and the Shareholders), at or prior to the Closing, of the following conditions, which CAHI agrees to use its best efforts to cause to be fullfilled:

A.           Representations and Warranties. The representations and warranties of CAHI contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of an earlier date) shall also be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date.

B.           Agreements, Conditions and Covenants. CAHI shall have performed or complied with all agreements, conditions and covenants required by this Agreement to be performed or complied with by it on or before the Closing Date.

C.           Legality. No Law or Court Order shall have been enacted, entered, promulgated or enforced by any court or governmental authority that is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise prohibiting the consummation of such purchase and sale.

9.2.           The obligations of CAHI to pay the Purchase Price and to satisfy their other obligations hereunder shall be subject to the fulfillment (or waiver by CAHI), at or prior to the Closing, of the following conditions, which Crown agrees to use its best efforts to cause to be fulfilled:

A.           Representations and Warranties. The representations and warranties of Crown contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of an earlier date) shall also be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date.

B.           Agreements, Conditions and Covenants. Crown shall have performed or complied with all agreements, conditions and covenants required by this Agreement to be performed or complied with by it on or before the Closing Date.

C.           Legality. No Law or Court Order shall have been enacted, entered, promulgated or enforced by any court or governmental authority that is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise prohibiting the consummation of such purchase and sale.

10.           Termination.

10.1.           Notwithstanding anything to the contrary contained in this Agreement, this Agreement may be terminated and the transactions contemplated hereby may be abandoned prior to the Closing Date only by the mutual consent of all of the Parties. Following the Closing Date, in the event the Closing does occur within ten (10) days of the Closing Date, this Agreement may be terminated by either Party upon delivery of written notice to the other Party.

10.2.           If this Agreement is terminated pursuant to Section 10.1, the agreements contained in Section 8 shall survive the termination hereof and any party may pursue any legal or equitable remedies that may be available if such termination is based on a breach of another party.

11.           General.

11.1.           Expenses. Except as otherwise specifically provided for herein, whether or not the transactions contemplated hereby are consummated, each of the parties hereto shall bear the cost of all fees and expenses relating to or arising from its compliance with the various provisions of this Agreement and such party's covenants to be performed hereunder, and except as otherwise specifically provided for herein, each of the Parties hereto agrees to pay all of its own expenses (including, without limitation, attorneys and accountants' fees and printing expenses) incurred in connection with this Agreement, the transactions contemplated hereby, the negotiations leading to the same and the preparations made for carrying the same into effect, and all such fees and expenses of the Parties hereto shall be paid prior to Closing.

11.2.           Notices. Any notice, request, instruction or other document required by the terms of this Agreement, or deemed by any of the Parties hereto to be desirable, to be given to any other Party hereto shall be in writing and shall be delivered by facsimile or overnight courier to addresses exchanged between the parties.

Notice shall be conclusively deemed given at the time of delivery if made during normal business hours, otherwise notice shall be deemed given on the nextbusiness day.

11.3.           Entire Agreement. This Agreement, together with the schedules and exhibits hereto, sets forth the entire agreement and understanding of the Parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any Party hereto which is not embodied in this Agreement, or exhibits hereto or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no Party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

11.4.           Survival of Representations. All statements of fact (including financial statements) contained in the schedules, the exhibits, the certificates or any other-Instrument delivered by or on behalf of the Parties hereto, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by the respective Party hereunder. All representations, warranties, agreements, and covenants hereunder shall survive the Closing and remain effective regardless of any investigation or audit at any time made by or on behalf of the Parties or of any information a Party may have in respect thereto. Consummation of the transactions contemplated hereby shall not be deemed or construed to be a waiver of any right or remedy possessed by any Party hereto, notwithstanding that such Party knew or should have known at the time of Closing that such right or remedy existed.

11.5.           Incorporated by Reference. All documents (including, without limitation, all financial statements) delivered as part hereof or incident hereto are incorporated as a part of this Agreement by reference.

11.6.           Remedies Cumulative. No remedy herein conferred upon any Party is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

11.7.           Execution of Additional Documents. Each Party hereto shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

11.8.           Finders' and Related Fees. Each of the Parties hereto is responsible for, and shall indemnify the other against any claim by any third party to a fee, commission. bonus or other remuneration arising by reason of any services alleged to have been rendered to or at the instance of said Party to this Agreement with respect to this Agreement or to any of the transactions contemplated hereby.

11.9.           Governing Law. This Agreement has been negotiated and executed in the State of Nevada and shall be construed and enforced in accordance with the laws of such state.

11.10.           Forum. Each of the Parties hereto agrees that any action or suit which may be brought by any Party hereto against any other Party hereto in connection with this Agreement or the transactions contemplated hereby may be brought only in a federal or state court in Clark County, Nevada.

11.11.           Attorneys' Fees. Except as otherwise provided herein, if a dispute should arise between the Parties including, but not limited to arbitration, the prevailing Party shall be reimbursed by the nonprevai1ing Party for all reasonable expenses incurred in resolving such dispute, including reasonable attorneys' fees exclusive of such amount of attorneys' fees as shall be a premium for result or for risk of loss under a contingency fee arrangement.

11.12.           Binding Effect and Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective heirs, executors, administrators, legal representatives and assigns.

11.13.           Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written hereinabove.

“Crown”	“CAHI”
Auto Crown, Inc.	Crown Auto Holdings, Inc.
A Utah corporation	a Nevada Corporation

/s/ Jim Katsanevas	/s/ Jim Katsanevas
By: Jim Katsanevas	By: Jim Katsanevas
Its: President	Its: President

“Shareholders”

Jim Katsanevas